UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2008

CHINA ENERGY RECOVERY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53283	33-0843696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7F, De Yang Garden No. 267 Qu Yang Road Hongkou District, Shanghai Shanghai, China	200081
(Address of Principal Executive Offices)	(Zip Code)

+86 (0)21 5556-0020
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2008, the Board of Directors of China Energy Recovery, Inc. (the "Company") increased the size of the Board of Directors from three members to seven members and elected Mr. Roger Ballentine, Ms. Meng Jiang and Mr. Fred Krupica to serve as new directors. The Company anticipates adding a seventh director shortly and at that time a majority of the Company's directors are expected to be "independent" as that term is defined by the rules of the Nasdaq Stock Market.

In connection with the appointment of the new directors, on September 18, 2008, the Company entered into substantially identical Board of Directors - Retainer Agreements (the "Retainer Agreements"), Board of Directors Proprietary Information and Inventions Agreements (the "Confidentiality Agreements") and Indemnity Agreements (the "Indemnity Agreements") with each of the new directors.

Pursuant to the terms of the Retainer Agreements, each director has agreed to serve as a director until the earlier of the termination of the Retainer Agreement or the two year anniversary of the effective date thereof. As further described below, each director will receive compensation for service on the Company's Board of Directors in the form of options to purchase the Company's common stock and, in some cases, cash retainer payments. The term of the options is ten years and the options vest in eight equal installments on each October 1, January 1, April 1 and July 1 during the term. The Company intends that the options will be subject to an option plan that the Company expects to adopt in 2008. The retainers are paid on a quarterly basis during the term of the Retainer Agreement. The Retainer Agreements automatically renew for successive terms upon the director's re-election to the Board of Directors for the period of such term, unless the Board of Directors determines not to renew a Retainer Agreement in its sole discretion. Each Retainer Agreement automatically terminates upon the earlier to occur of (a) the death of the director, (b) the director's resignation or removal from, or failure to win election or re-election to, the Company's Board of Directors, or (c) upon the approval of the Company's Board of Directors, in its sole discretion. In the event of termination, the director is entitled to receive (i) payment of the portion of the retainer for service on the Company's Board of Directors which has accrued to such director through the date of termination, and (ii) the number of options that are vested as of the date of termination. The unaccrued portion of the retainer and any unvested options as of the date of termination will be forfeited by the director upon termination of the Retainer Agreement. Finally, each director has agreed not to compete with the Company during the term of the Retainer Agreement and for a period of six months thereafter.

The Confidentiality Agreement imposes customary confidentiality obligations on each director and pursuant to the terms of the Indemnity Agreements, the Company has agreed to indemnify each director to the fullest extent permitted by the Company's Bylaws and applicable law.

Following is biographical, compensation and material related party information about each of the new directors.

Roger Ballentine

Mr. Roger Ballentine, age 45, is the President of Green Strategies Inc., a consulting company that assists clients in the energy and environmental arena with domestic and international public policy matters, investment guidance in the "clean tech" marketplace and marketing and business development strategies, a position that he has held since February 2001. Mr. Ballentine is also a Venture Partner with Arborview Capital LLC, a private equity firm focused on the clean technology market place, a position he has held since May 2008. Mr. Ballentine serves as both a Lecturer on Law at the Harvard Law School, teaching in the area of energy and climate policy, a position he has held since May 2007, and as a Senior Fellow at the Progressive Policy Institute in Washington D.C., a position he has held since 2003. Previous to these positions, from June 1999 to January 2001, Mr. Ballentine served under President Bill Clinton as Chairman of the White House Climate Change Task Force and Deputy Assistant to the President for Environmental Initiatives. Prior to being named Deputy Assistant to the President, from January 1998 to June 1999, Mr. Ballentine was Special Assistant to the President for Legislative Affairs, where he focused on energy and environmental issues. Mr. Ballentine is a graduate of the University of Connecticut and Harvard Law School. Mr. Ballentine currently serves on the Boards of Directors of Environmental Power Corporation (NASDAQ: EPG), a developer and producer of clean energy, Perillon Software Inc., an environmental and sustainability driven software company, and ENpartners Corp., an energy efficient lighting company and on the Advisory Boards of Stratos Renewables Corporation (OTCBB: SNRW), a sugarcane ethanol producer, Pure Biofuels Corporation (OTCBB: PBOF), a Latin American biofuels company, and Safe Renewables Corporation, a biodiesel manufacturer. Mr. Ballentine is a founding Board Member of the American Council on Renewable Energy and serves on the Boards of the Biomass Energy Resource Center and the International Fund for China's Environment.

Mr. Ballentine will serve as the Chairman of the Company's Compensation Committee and a member of the Company's Governance and Nominating Committee.

Pursuant to the terms of Mr. Ballentine's Retainer Agreement, the Company will pay Mr. Ballentine an annual cash retainer of $60,000. In addition, the Company granted Mr. Ballentine options to purchase 70,000 shares of the Company's common stock at an exercise price of $2.90 per share.

Upon his appointment as a director, the Company and Mr. Ballentine agreed to terminate a Consulting Agreement they entered into on April 1, 2008. Pursuant to the terms of the Consulting Agreement, the Company engaged Mr. Ballentine to provide the Company with various business development, marketing and other advisory services. As compensation for the services to be rendered by Mr. Ballentine under the Consulting Agreement, the Company agreed to pay Mr. Ballentine a cash fee of $5,000 per month and issue 30,000 options to purchase the Company's common stock at an exercise price of $1.08 per share. The Company never issued the options to Mr. Ballentine but paid him an aggregate of $25,000 in cash during the term of the agreement. The original term of the Consulting Agreement was to expire on February 30, 2010. Mr. Ballentine agreed to forfeit the options issuable to him under the terms of the Consulting Agreement.

Meng Jiang

Ms. Meng Jiang, age 28, is a Managing Director of ARC China, Inc., a merchant banking firm affiliated with the Los Angeles, California-based private equity firm ARC Investment Partners, LLC. She has held this position since May 2008. From November 2004 to May 2008, Ms. Jiang served as an Associate Director of Business Development Asia, a cross-border mergers and acquisitions firm. She started her career at UBS Investment Bank in New York City between August 2003 and November 2004. Ms. Jiang is a graduate of Wellesley College where she received Bachelor of Arts degrees in political science and economics.

Ms. Jiang will serve as a member of the Company's Audit Committee and the Company’s Compensation Committee.

Pursuant to the terms of Ms. Jiang's Retainer Agreement, the Company granted Ms. Jiang options to purchase 50,000 shares of the Company's common stock at an exercise price of $2.90 per share.

Fred Krupica

Mr. Fred Krupica, age 56, is the Chief Financial Officer of Legalzoom.com Inc., a legal document and filing service, a position he has held since April 2008. In this role, he is responsible for the company's financial and corporate development aimed at supporting LegalZoom's continued growth. Between February 2006 and April 2008, Mr. Krupica served as the Chief Financial Officer of Altra Inc., one of North America's largest renewable fuels producers. Mr. Krupica served as the Chief Financial Officer for Fastclick, Inc., an online advertising company, between September 2004 and September 2005. From December 2002 to September 2004, Mr. Krupica served as the Chief Financial Officer of WJ Communications, Inc., a developer of radio frequency and fiber optic communication devices. Between May 2001 and November 2002, Mr. Krupica served as the Chief Financial Officer of Magnetic Data Technologies, LLC, a provider of disk drive repair logistics. Between 1975 and May 2001, Mr. Krupica worked with numerous private and public companies, including Patel Ventures, a private equity firm, F&G Financial Services, Inc., a financial services company he founded, Atlantic Richfield Co., a global oil and gas enterprise, Pullman, Inc., a freight car manufacturer, and PricewaterhouseCoopers, one of the largest accounting firms in the world. Mr. Krupica currently serves on the Board of Directors of two private companies, Celerus Diagnostics, a medical instrument diagnostics company and TMC Communications, a reseller of telecommunication services. Mr. Krupica is a graduate of the University of Illinois, where he received a Bachelor of Science degree in Accounting, and the University of California at Los Angeles, where he received a Master's degree in Business Administration. He is a member of the American Institute of Certified Public Accountants.

Mr. Krupica will serve as the chairman of the Company's Audit Committee and as a member of the Company's Governance and Nominating Committee.

Pursuant to the terms of Mr. Krupica's Retainer Agreement, the Company will pay Mr. Krupica an annual cash retainer of $30,000. In addition, the Company granted Mr. Krupica options to purchase 140,000 shares of the Company's common stock at an exercise price of $2.90 per share.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 18, 2008, the Company amended Section 3.1 of the Company's Bylaws to increase the maximum size of the Company's Board of Directors from five members to nine members. The amendment to the Company's Bylaws is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On September 18, 2008, the Company issued a press release announcing the appointment of Mr. Ballentine to the Board of Directors and on September 22, 2008, the Company issued a press release announcing the appointment of Ms. Jiang and Mr. Krupica to the Board of Directors. Copies of the press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit #	Description

3.1	First Amendment to the Bylaws of China Energy Recovery, Inc.

99.1	Press Release of China Energy Recovery, Inc., dated September 18, 2008.

99.2	Press Release of China Energy Recovery, Inc., dated September 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Recovery, Inc.

Date: September 24, 2008	By:	/s/ Qinghuan Wu
Qinghuan Wu
Chief Executive Officer